We continue to demonstrate the resilience of our business model by generating healthy profits, investing in our business and returning capital to shareholders, while consistently enhancing our competitive position. - Scott Thompson, Chairman & CEO TEMPUR SEALY INTERNATIONAL, INC., TPX “ “

PURPOSE

To Improve the Sleep of More People, Every Night, All Around the World

Who We Are

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a strong omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our 750+ Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

Importantly, we are committed to carrying out our global responsibility to protect the environment and the communities in which we operate. As part of that commitment, we have established the goal of achieving carbon neutrality for our global wholly owned operations by 2040.

Global Bedding Industry[1]


$120 Billion
Retail Value
Estimated Tempur Sealy share
North America
TPX Share
TPX Share
International

Estimated global bedding market includes mattresses, foundations, pillows and other bedding products

TEMPUR SEALY
2

3 TTM 3Q’24 Sales North  America  Wholesale North  America  Direct‐to‐ Consumer International  Wholesale International  Direct‐to‐ Consumer • Headquartered in Lexington, KY, Tempur Sealy International, Inc. is the leading global bedding products company, with a portfolio of iconic  brands including Tempur‐Pedic, Sealy and Stearns & Foster • TPX manufacturers mattresses, pillows and related accessories across price points and distributes its products through multiple channels,  including third‐party brick & mortar retailers, its owned websites and third‐party online platforms, as well as its owned stores • TPX focuses on premium bedding with its Tempur‐Pedic and Stearns & Foster brands A Premium Leader in the Bedding Industry VALUE PREMIUM $1,800 – $6,450 $2,200 – $9,998 $300– $3,500 Private Label 3 67% 11% 8% 14%

Industry • Represents ~$120 billion1 in retail  value globally and has historically  experienced consistent growth.  • U.S. bedding averages mid‐single  digit growth annually, driven by  units and dollars.1 • International bedding is highly  fragmented and about 40% larger  than the size of the U.S. market.1 Consumer • Recent enhanced focus on health  has boosted consumer spending on  wellness and related industries. • Consumers continue to make the  connection between a good night’s  sleep and health & wellness. • Consumer confidence, consumer  spending, the housing market, and  the wealth effect correlate with the  bedding industry. Tempur Sealy • Global omni‐channel distribution  strategy to be where the consumer  wants to shop. • Track record of developing and  marketing differentiated products  through consumer‐centric  innovation for the total global  bedding market. • Robust free cash flow2 and fortified  balance sheet provides flexibility to  take advantage of industry and  market opportunities and return  capital to shareholders. TPX at a Glance 4

Investment Thesis 5 The leading vertically integrated global bedding company with iconic brands and extensive  manufacturing capabilities History of market share gains across global omnichannel distribution Seasoned, well‐aligned management with proven track record Legacy of strong value creation via capital allocation including share buybacks and acquisitions Over the long term, the bedding industry has consistently grown through ASP and  unit expansion

6 Current TPX Management Track Record Since 2015 Total GrowthCAGR Trailing Twelve  Months Ended  September 30,  2024 Year Ended  December 31,  2015 (in millions, except percentages,  multiples, and per common share  amounts) 55%5%$4,894$3,151Net Sales 504%23%$390$65Net Income 121%9%$442$200Adjusted Net Income2 99%8%$907$456Adjusted EBITDA2 750%28%$2.19$0.26GAAP EPS 210%14%$2.48$0.80Adjusted EPS2 Experienced Team’s Value Creation o Since management change in 2015, sales have increased 55%, adjusted EBITDA2 has increased over 80%, and adjusted EPS2 has  increased over 200% under current leadership >195 YEARS COMBINED TPX EXPERIENCE 17 YEARS AVERAGE TPX TENURE

• U.S. produced units declined ‐27% from  2021 to 2023 • 2022 and 2023 volumes were well below  the industry 20‐year average of 21.7M  units • U.S. produced units as a percent of total  U.S. population is also trending at a 10‐ year trough – down 5.4% in 2023 relative  to the 10‐year average of 7.0% • 2022 and 2023 unit demand was a  significant deviation from the U.S.  produced mattress unit CAGR of 2.5%  between 2011 – 2021 • Anticipate units will be down high single  digits in 2024 • U.S. import units are also pressured, with  reported YTD import volumes down 22%  through August U.S. Produced Mattress Units (Units in millions) Current Industry Trends U.S. Industry Historical Volumes1 7 Source: ISPA, U.S. ITC, management estimates 1 18.1 20.1 20.9 22.5 24.3 23.5 23.6 23.5 24.1 24.7 20.4 18.0 16.5 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5%  15.0  16.0  17.0  18.0  19.0  20.0  21.0  22.0  23.0  24.0  25.0 2009 20‐year Trough 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 U .S . P ro du ce d  U ni ts  /  U .S . P op ul at io n U .S . P ro du ce d  U ni ts  (M ill io ns ) U.S. Produced Units 10‐Year Average 20‐Year Trough (2009) U.S. Produced Units / U.S. Population 1

8 U.S. Mattress Market Segmentation (Units) U.S. Mattress Market Segmentation (Dollars) • The $1,000+ ASP segment of the market has grown unit share by 8% and dollar share by 7% since 2015 • $2,000+ premium segment has grown more rapidly than $1,000 – $2,000 segment, with 30% dollar share, up from 24% in 2015 $2k+ $1k ‐ $2k $500 ‐ $1k <$500 Source: ISPA Current Industry Trends U.S. Bedding Industry Premiumization 36% 38% 37% 41% 34% 34% 33% 33% 33% 41% 35% 36% 32% 36% 35% 35% 35% 35% 17% 19% 20% 19% 22% 22% 23% 23% 23% 7% 7% 7% 8% 8% 9% 9% 9% 9% 2015 2016 2017 2018 2019 2020 2021 2022 2023 18% 17% 16% 16% 14% 14% 14% 14% 14% 30% 28% 29% 28% 27% 27% 27% 27% 27% 29% 28% 30% 31% 29% 30% 30% 30% 30% 24% 27% 25% 25% 29% 29% 29% 30% 30% 2015 2016 2017 2018 2019 2020 2021 2022 2023

Strategic Advantages

Portfolio of Global Brands

- From its founding, Tempur-Pedic pursued a direct advertising strategy that touted the clear benefits of its proprietary Tempur material, creating a luxury aura – generating strong same sales velocity in premium products.
- Over the last 15 years, Tempur-Pedic spent ~$2.5B on direct advertising, significantly more than other top brands in the category. The premium brand that was built through direct advertising and R&D allows for sustainable ROICs well above traditional mattress peers.


J.D. POWER

TEMPUR-PEDIC

Tempur-Pedic®: leading worldwide premium bedding brand

- Tempur-Pedic® uniquely adapts, supports, and aligns to you to deliver truly life-changing sleep.
  $2,200-$9,998*

STEARNS & FOSTER®

Stearns & Foster®: high-end-targeted brand

- The world's finest beds that are made with exceptional materials, time-honored craftsmanship, and impeccable design.
  $1,800-$6,450*

Best FIRM MATTRESS BY GOOD HOUSEKEEPING

Sealy

Sealy®: #1 bedding brand[3]

- Combines innovation, engineering, and industry-leading testing to ensure quality and durability.
  $300-$3,500*

AMERICA'S #1 MATTRESS BRAND

SHERWOOD BEDDING

Private Label Offerings: customized product

- Offers products for the value-oriented consumer.

*Retail prices for a standard queen mattress

TEMPUR+SEALY
10

Leading Manufacturing Capabilities • 71 manufacturing facilities • 20 million square feet of manufacturing &  distribution operations R&D Innovation • 75,000 square feet of research & development  • 4 state‐of‐the art product‐testing locations Wholly owned (31) Joint Venture (9) Licensee (27)Tempur‐Pedic® Facility (4) World-Class Manufacturing Capabilities 33 NORTH AMERICAN FACILITIES | 38 INTERNATIONAL FACILITIES Albuquerque, NM 11

• Significant worldwide sales growth  • Highly profitable and rapidly expanding • Direct customer relationships Ecommerce • Luxury Tempur‐Pedic®, Dreams, and  multi‐branded showroom experiences • Operate over 750 stores worldwide and expanding  direct customer relationships • Highly profitable Company- Owned Stores • Third‐party retailers are our largest distribution  channel • Significant private label opportunity • Valued win‐win relationships with retailers Wholesale Successful Omni-Distribution Platform 12

13 Tempur‐Pedic manufacturing  Sealy / S&F manufacturing Private label manufacturing Dreams manufacturing Portfolio of Product Brands Brick & Mortar & E-Commerce DTC Retail Owned Manufacturing Vertical Integration Multi‐brand retail Mono‐brand retail E‐commerce

Growth Potential

Increase total addressable market internationally  through new product launches in Europe & APAC. Expand into OEM market. Grow wholesale through existing and  new retail relationships. Invest in innovation to meet  customer demand. Execute on capital allocation strategy.  Expand direct‐to‐consumer through ecommerce  and company‐owned stores. Building Blocks to Future Growth 15 Invest in U.S. Stearns & Foster product  and marketing.

Natural Comfort Snoring Support Climate Sleep-Health Metrics Innovative Technologies 16

17 • Our OEM business leverages global manufacturing expertise, diversifies sales streams and realizes the manufacturing profits of  the bedding brands it produces  • Expanded into OEM market through the acquisition of Sherwood Bedding in 2020; a 3rd generation American manufacturer of  private label innerspring mattresses, and subsequently began exploring opportunities to leverage foam‐pouring capabilities to  manufacture private label foam mattresses • Opportunity to serve as a provider for third‐party bedding brands (including retailers’ private label brands) at value‐end price points • Expected to drive down like‐for‐like cost per unit • We see an opportunity to grow our OEM operations to $600 million1 of annualized sales Wholesale Third-Party Retailers • Largest pillar of our omni‐channel distribution strategy, grounded in win‐ win relationships • Broad‐based worldwide distribution through over 5,400 retail partners • Global sales force of over 500 people supporting our portfolio of brands • While we are well‐represented today, we continue to pursue  opportunities to further expand our third‐party retail presence U.S. OEM Expansion

Stearns & Foster Opportunity

With more than 175 years of history, Stearns & Foster is positioned to become the luxury leader in innerspring beds. We have several initiatives underway with an objective of growing Stearns & Foster to be our next billion-dollar brand.

- We launched an all-new collection of Stearns & Foster products in 2023. This updated portfolio features superior innovation, an elevated design and enhanced step-up opportunities, all intended to further differentiate Stearns & Foster.
- After years of no direct advertising, we supported Stearns & Foster with record advertising beginning in 2022 and continued investments through 2024. These campaigns are designed to increase consumer awareness and desire to purchase a premium innerspring mattress.
- We have meaningfully expanded Stearns & Foster's omni-channel presence through 20% slot growth at third-party retailers in 2023, combined with the expansion of Stearns & Foster into DTC e-commerce in late 2022.

Dual-Approach to Luxury Bedding

Leading Luxury Specialty Foam Brand

TEMPUR-PEDIC

Portfolio Midpoint
*$3,650**

Leading Luxury Innerspring Brand

STEARNS & FOSTER

Portfolio Midpoint
*$3,300**


$1,000 M
>100% growth
<$500 M
2022
Opportunity[1]

*Retail prices for a standard queen mattress

TEMPUR+SEALY
18

 $‐  $200  $400  $600  $800  $1,000  $1,200  $1,400 FY 2020 FY 2021 FY 2022 FY 2023 TTM 9.30.2024 Global Direct Sales International North America • Strong, long‐term growth of high‐margin sales from web, call center, and company‐owned stores • Ability to own customer relationship allows for market insights that we leverage for innovation process and growth strategy Direct to Consumer 19 13% 19% 22% 24% 24% 5% 10% 15% 20% 25% 30% Q3 2020 Q3 2021 Q3 2022 Q3 2023 Q3 2024 Direct Channel Sales as a Percentage of Total Sales

Company-Owned Store Strategy

Operating Over 750 Retail Stores Globally

Tempur-Pedic® U.S.



Dreams UK


Dreams
The Bed Specialist

Tempur-Pedic® Mexico


TEMPUR-PEDIC

TEMPUR® Asia



Sealy® Gallery Asia



Sleep Outfitters® U.S.


SLEEP OUTFITTERS

TEMPUR® Europe



SOVA® Sweden



We see an opportunity to organically increase our store count through opening an average of 60+ new stores per year.

TEMPUR+SEALY
20

21 International Markets Total Brand Sales $398M $672M Four-Pronged Strategy $333M $350M Wholly‐Owned  TEMPUR Wholesale Brand & Manufacturing  Licensing Wholly‐Owned Direct  (Dreams Retail, TEMPUR Retail,  TEMPUR E‐commerce) Sealy Joint Ventures Our traditional wholesale business  operating in 22 key markets throughout  Europe and Asia Our UK‐based Dreams retailer represents  approximately 75% of our international  wholly‐owned direct sales Our Sealy joint venture operation  reported $333M of FY23 sales, of which  Tempur Sealy receives 50% related  income under equity accounting We utilizes our portfolio brands to  generate licensing revenues and extend  brand awareness worldwide $1.8B Total International Brand Sales* *Total international brand sales represents the total sales associated with our brands in international markets in FY23. Our wholly‐owned wholesale and direct sales, which includes royalty income from licensing, are included in ‘Net Sales’ in our  income statement. We recognize our 50% ownership of Sealy joint venture income as ‘Equity Income in Earnings of Unconsolidated Affiliates’ in our income statement.  $398M $672M Realized income  associated with 50%  of the $333M $32M Realized by TPX FY 2023

• Broad geographic presence, established leading position  at the cutting edge of sleep technology in highly  fragmented global bedding market • TEMPUR sold in 90+ countries, 22 key markets  served through wholly owned subsidiaries and the  rest by distributors • Acquired Dreams, the leading bedding retailer in  the UK in 2021 • Increasing total addressable market internationally  through new product launches in Europe & APAC  • Continue to grow as a leader, while broadening our  product assortment to address a wider range of  consumer needs  • Seeding markets for growth with incremental  advertising and launch investments 22 Wholly‐owned Third‐party distributors  International Markets: Wholly-Owned Market Share Growth Opportunity

• Founded in 2000 • Operates in 22 countries and territories • Top 3 internationally branded bedding manufacturer in China • Full-time employees: 1,300+ Asia • Acquired in 2020 • Full-time employees: 210+ United Kingdom $333 MILLION OF JOINT VENTURE SALES IN 2023 23 International Markets: Sealy Joint Venture Market Share Growth Opportunity

Expanding Global Licensing Sales Sealy Manufacturing Licensees: • Our 27 licensee manufacturing facilities generate high return on investment • They represent a low-risk opportunity to introduce our brands and products in regions in which we do not currently operate, primarily across EMEA, APAC, and Latin America Brand Extension Licensees: • We license our Tempur-Pedic, Sealy and Stearns & Foster brands across North America, Europe and Asia, to drive incremental profits and expand brand awareness • Licensed products are complementary to our core operations and include sleep-adjacent categories such as bedding, pajamas, and pet sleep 24 Significantly increases global brand awareness and drives incremental profits

Generative Artificial Intelligence AI Driving for Success 25 Tempur Sealy utilizes artificial intelligence to avoid cost, increase effectiveness, and gain new insights  across a variety of functions. AI strategy as a fast follower. EffectivenessCost AvoidanceNew Insights DTC E‐commerce &  Marketing Product Development  IT Security Operations Corporate Functions

Recent Performance

Third Quarter Performance

Q3'24 Sales by Channel



24%
76%
Direct
Wholesale

(in millions, except percentages and per common share amounts)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Three Months Ended % Change	Trailing Twelve Months Ended September 30, 2024	Trailing Twelve Months Ended September 30, 2023	Trailing Twelve Months Ended % Change
Net Sales	$1,300.0	$1,277.1	1.8%	$4,893.5	$4,942.3	-1.0%
Net Income	$130.0	$113.3	14.7%	$389.5	$392.7	-0.8%
Adjusted Net Income[2]	$146.5	$136.8	7.1%	$441.8	$427.9	3.2%
EBITDA[2]	$252.9	$228.2	10.8%	$826.4	$813.3	1.6%
Adjusted EBITDA[2]	$274.8	$259.7	5.8%	$906.8	$877.6	3.3%
GAAP EPS	$0.73	$0.64	14.1%	$2.19	$2.21	-0.9%
Adjusted EPS[2]	$0.82	$0.77	6.5%	$2.48	$2.42	2.5%

TEMPUR+SEALY
27

Expect full-year adjusted EPS2 between $2.45 and $2.55 Other Modeling Assumptions $200M ‐ $205MDepreciation & Amortization ~$125MCapital Expenditures $125M ‐ $130MInterest Expense 24%U.S. Federal Tax Rate 179M sharesDiluted Share Count 2024 Outlook4 28 Our 2024 expectations include: • Sales slightly below the prior year, driven by execution of our  initiatives, offset by U.S. industry dollars down mid‐single digits • Advertising spend of approximately $465M • Adjusted EBITDA2 of approximately $915 million at the midpoint $0.74  $1.00  $1.94  $3.19  $2.60  $2.40  $2.50  15 20 25 30  $‐  $1.00  $2.00  $3.00  $4.00 2018 2019 2020 2021 2022 2023 2024 Midpoint U .S . P ro du ce d  U ni ts  (M ill io ns ) Ad ju st ed  E PS 2 Projected Adjusted EPS2 CAGR of 22% 2018‐2024 Adjusted EPS U.S. Produced Mattress Units

Flexible Cost Structure1 29 • The business model is highly‐variable, with 85% of COGS and 45% of operating expenses flexing with sales • In total, the variability of our operating cost structure is approximately 70% • Our business model also provides opportunity for costs to further flex with sales Variable 85% Fixed 15% Cost of Goods Sold Variability Variable 45% Fixed 55% Operating Expense Variability *Including discretionary cost cuts, we estimate a total of 80% of expenses could flex with sales

Leading Balance Sheet & Cash Flow

Credit ratings: Fitch: BB+ (August 2021) Moody’s: Ba1 (September 2021) S&P: BB (August 2023) Strong Balance Sheet & Cash Flow 31 $0 $200 $400 $600 $800 $1,000 $1,200 2020 2021 2022 2023 TTM 3Q24 Full-Year Adjusted EBITDA2 1.00x 1.50x 2.00x 2.50x 3.00x 3.50x 3Q23 4Q23 1Q24 2Q24 3Q24 Leverage2 Target Range  Leverage

32 Capital Structure • In October 2023, we refinanced our credit facilities, which include a $1.15B revolving credit facility and a $500M term loan facility • In February 2024 and October 2024*, we entered amendments under the same terms and conditions that provides for increased  term loan commitments of over $2.2 million and a $40 million increase in availability on the existing incremental revolving loan. This  financing is in connection with our strategy to fund the pending acquisition of Mattress Firm. • Favorable borrowing rates, over $1 billion of liquidity, and no meaningful maturities until 2028. $481  $29  $800  $800  2024 2025 2026 2027 2028 2029 2030 2031 Debt Maturities Revolving Credit Facility Term Loan Securitized Debt 2029 Senior Notes 2031 Senior Notes *The $1.6M Term Loan B is interest at one‐month SOFR index + 2.50% spread and matures in October 2031

• Long‐term target leverage ratio of 2.0 – 3.0x2 • Continue to invest in the business, including a new domestic foam‐ pouring plant that became operational in 2023 • Disciplined approach to long‐term shareholder returns includes a  quarterly dividend and opportunistic share repurchases • Maintain capacity for strategic acquisitions  Balanced Capital Allocation Strategy 33  $0.05  $0.07  $0.09  $0.11  $0.13  $0.15 2021‐ Initiation 2022 2023 2024 Consistent Dividend Growth  Since Initiation $964  $2,005  $281  $491  Allocated $3.7B Since 2018  $‐  $200  $400  $600  $800  $1,000  $1,200  $1,400  $1,600 2018 2019 2020 2021 2022 2023 2024 YTD Capital Allocation

Mattress Firm Agreement Mattress Firm is the largest mattress specialty  retailer in the U.S., operating over 2,300 brick and  mortar retail locations and a growing e‐commerce  platform

Transaction Rationale Expands consumer touchpoints to enhance ability to keep pace with evolving consumer  preferences Accelerates U.S. omni‐channel strategy, enabling a seamless consumer experience Simplifies consumer purchase journey, reducing friction at each touchpoint Aligns new product development and testing, facilitating consumer‐centric innovation Streamlines operations and enhances supply chain management, resulting in operational  efficiencies Drives adjusted EPS2 accretion 1 2 3 4 5 6 35

TPX Go-Forward Investment Thesis Leading, vertically‐integrated global company with iconic brands  and extensive manufacturing and direct‐to‐consumer capabilities Proven historical growth through organic and inorganic initiatives Proven ability to successfully operate worldwide omni‐ channel distribution Legacy of disciplined capital allocation, including dividends,  share repurchases, and acquisitions Seasoned, well‐aligned management team with track record  of success Serves $120 billion1 growing bedding market

• Total purchase price of approximately $4.0B comprising: • $2.7B of cash consideration • $1.3B of stock consideration, based on 34.2M shares issued at $37.62 per share as of the  closing share price on May 8, 2023 Consideration • 83.4% TPX shareholders  • 16.6% Mattress Firm shareholders Pro Forma Ownership5 • Accretive to adjusted EPS2 in Year 1 • Increased operating cash flow in Year 1 • Cost synergies of $100M by Year 41 Financial Impact • Expect to fund the cash payment to Mattress Firm shareholders and to repay Mattress Firm’s debt  using a combination of cash on hand and proceeds from new senior secured and senior unsecured  debt  • Net leverage estimated between 3.0x‐3.25x at closing after giving effect to the transaction. Expect  to return to target leverage ratio range of 2.0x‐3.0x in the first twelve months after closing.1 • Deleveraging driven by expected strong operating cash flow and adjusted EBITDA2 growth Financing • Mattress Firm to be operated as a separate business unit • TPX Board to be expanded to include 2 Mattress Firm directors Management and Governance • Anticipated to close in late 2024 or early 2025 • Subject to the satisfaction of customary closing conditions, including applicable regulatory  approvals Timing and Approvals Transaction Summary 37

Environmental, Social, & Corporate Governance

Environmental, Social, & Governance Tempur Sealy is committed to protecting and improving our communities and environment. 39

Environmental • Achieved zero waste to landfill status at our Canadian and Mexican manufacturing operations and maintained our zero waste to landfill status at our U.S. and  European manufacturing operations • Achieved zero waste to landfill status at 75% of our corporate offices and R&D labs, in line with our goal to achieve zero landfill waste at our corporate offices and  R&D labs by 2025 • Progressed towards our goal of achieving carbon neutrality by 2040 through reducing greenhouse gas emissions at our wholly owned manufacturing and logistics  operations by 4%* compared to the prior year • Summarized and published our approach to comprehensive chemical supply management in a Chemical Safety Policy Purpose • Continued to bring industry‐leading innovation to market that provides consumers with access to higher quality sleep at a variety of price points, including the new  U.S. product launches of TEMPUR‐Breeze®, TEMPUR‐Ergo® Smart Base, and Stearns & Foster, and the new international launches of TEMPUR® products • Contributed approximately $800,000 through the Tempur Sealy Foundation and donated more than 12,100 mattresses worth approximately $16.9 million, bringing  our ten‐year donation total to over $100 million People • Increased transparency and expanded disclosures around Employee Health & Safety, Ethics Line, and  Employee Satisfaction & Engagement • Embedded ESG performance as a factor in executive leadership’s 2023 compensation program *This excludes the impact of new facilities opened in the trailing twelve‐month period. Including the impact of new facilities,  we reduced greenhouse gas emissions at our wholly owned manufacturing and logistics operations by 1% compared to the  prior year. Environmental, Social, & Governance 2023 updates and progress towards our goals 40

Thank You for Your Interest in Tempur Sealy International For more information, please email: investor.relations@tempursealy.com 41 SOVA

Appendix

Forward-Looking Statements

This investor presentation contains statements regarding the announced Mattress Firm acquisition including the related regulatory approval process, to the Company's quarterly cash dividend, the Company's expectations regarding geopolitical events (including the war in Ukraine and the conflict in the Middle East), the Company's share repurchase targets, the Company's expectations regarding net sales and adjusted EPS for 2024 and subsequent periods and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook, and expectations regarding supply chain disruptions and the macroeconomic environment. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Note Regarding Historical Financial Information:
In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company's financial performance, please refer to the Company's SEC filings.

Note Regarding Trademarks, Trade Names, and Service Marks:
TEMPUR®, Tempur-Pedic®, the Tempur-Pedic & Reclining Figure Design®, TEMPUR-Adapt®, TEMPUR-ProAdapt®, TEMPUR-LuxeAdapt®, TEMPUR-PRObreeze®, TEMPUR-LUXEbreeze®, TEMPUR-Cloud®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY Tempur-Pedic®, TEMPUR-Ergo®, TEMPUR-UP™, TEMPUR-Neck™, TEMPUR-Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, Sealy®, Sealy Posturepedic®, Stearns & Foster®, COCOON by Sealy™, SealyChill™, and Clean Shop Promise® are trademarks, trade names, or service marks of Tempur Sealy International, Inc., and/or its subsidiaries. All other trademarks, trade names, and service marks in this presentation are the property of the respective owners.

Limitations on Guidance: The guidance included herein is from the Company's press release and related earnings call on August 6, 2024. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above.

TEMPUR + SEALY
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In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, free cash flow,  consolidated indebtedness less netted cash, and leverage, which are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not purport to be alternatives to net  income and earnings per share as a measure of operating performance, an alternative to cash provided by operating activities as a measure of liquidity, or an alternative to total debt. The Company  believes these non‐GAAP measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, including trends in changes in margin and  operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non‐GAAP measures include  adjustments to exclude items that may cause short‐term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of  the Company’s business. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management  uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its consolidated and business segment performance compared to prior  periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of  these non‐GAAP measures include that these measures do not present all the amounts associated with the Company’s results as determined in accordance with GAAP. These non‐GAAP measures  should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these  presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non‐GAAP financial measures, please refer to the  reconciliations on the following pages and the Company’s SEC filings. EBITDA and Adjusted EBITDA A reconciliation of the Company’s GAAP net income to EBITDA and adjusted EBITDA per credit facility (which we refer to in this investor presentation as adjusted EBITDA) is provided on the subsequent  slides. Management believes that the use of EBITDA and adjusted EBITDA per credit facility provides investors with useful information with respect to the Company’s operating performance and  comparisons from period to period as well as the Company’s compliance with requirements under its credit agreement. Adjusted Net Income and Adjusted EPS  A reconciliation of the Company’s GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on subsequent slides. Management believes that the use of adjusted net  income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Forward‐looking Adjusted EPS  is a non‐GAAP financial measure. The Company is unable to reconcile this forward‐looking non‐GAAP measure to EPS, its most directly comparable forward‐looking GAAP financial measure, without  unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact EPS in 2024.  Leverage Consolidated indebtedness less netted cash to adjusted EBITDA per credit facility, which the Company may refer to as leverage, is provided on a subsequent slide and is calculated by dividing  consolidated indebtedness less netted cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA per credit facility. The Company provides this as supplemental information  to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in managing its leverage. Use of Non-GAAP Financial Measures Information 44

45 QTD Adjusted Net Income2 and Adjusted EPS2 *For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company’s SEC filings. Three Months Ended September 30, 2023September 30, 2024(in millions, except per share amounts) $ 113.3$ 130.0Net income 15.713.7Transaction costs (1) —8.2Supply chain transition costs (2) 13.5—Cybersecurity event (3) 2.3—Operational start-up costs (4) (8.0)(5.4)Adjusted income tax provision (5) $ 136.8$ 146.5Adjusted net income $ 0.77$ 0.82Adjusted earnings per common share, diluted 177.6178.2Diluted shares outstanding In the third quarter of 2024, we recorded $13.7 million of transaction costs associated with the pending acquisition of Mattress Firm. Cost of sales included $2.4 million of charges related to customer-specific inventory. Operating expenses primarily included legal and professional fees associated with the pending acquisition of Mattress Firm. In the third quarter of 2023, we recorded $15.7 million of transaction costs primarily associated with the pending acquisition of Mattress Firm. (1) In the third quarter of 2024, we recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, primarily recorded in cost of sales. (2) In the third quarter of 2023, we recorded $13.5 million of costs associated with the cybersecurity event identified on July 23, 2023.(3) In the third quarter of 2023, we recorded $2.3 million of operational start-up costs related to the capacity expansion of its manufacturing and distribution facilities in the U.S., including personnel and facility related costs. (4) Adjusted income tax provision represents the tax effects associated with the aforementioned items.(5)

46 TTM Adjusted Net Income2 and Adjusted EPS2 *For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company’s SEC filings. Trailing Twelve Months Ended September 30, 2024(in millions, except per common share amounts) $ 389.5Net income 53.3Transaction costs (1) 11.0Fair value remeasurement (2) 8.2Supply chain transition costs (3) 7.1Operational start-up costs (4) 0.8Cybersecurity event (5) (28.1)Adjusted income tax provision (6) $ 52.3Total adjustments $ 441.8Adjusted net income $ 2.48Adjusted earnings per share, diluted In the trailing twelve months ended September 30, 2024, we recognized $53.3 million of transaction costs associated with the pending acquisition of Mattress Firm. (1) In the trailing twelve months ended September 30, 2024, we recorded a fair value remeasurement of $11.0 million related to a strategic investment in a product innovation initiative. (2) In the trailing twelve months ended September 30, 2024, we recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, primarily recorded in cost of sales. (3) In the trailing twelve months ended September 30, 2024, we recognized $7.1 million of operational start-up costs.(4) In the trailing twelve months ended September 30, 2024, we recorded $0.8 million of costs associated with the cybersecurity event identified on July 23, 2023. (5) Adjusted income tax provision represents the tax effects associated with the aforementioned items.(6)

47 QTD Adjusted EBITDA2 *For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company’s SEC filings. Three Months Ended September 30, 2023September 30, 2024(in millions) $ 113.3$ 130.0Net income 32.630.8Interest expense, net 36.840.8Income taxes 45.551.3Depreciation and amortization $ 228.2$ 252.9EBITDA Adjustments: 15.713.7Transaction costs (1) —8.2Supply chain transition costs (2) 13.5—Cybersecurity event (3) 2.3—Operational start-up costs (4) $ 259.7$ 274.8Adjusted EBITDA In the third quarter of 2024, we recorded $13.7 million of transaction costs associated with the pending acquisition of Mattress Firm. Cost of sales included $2.4 million of charges related to customer-specific inventory. Operating expenses primarily included legal and professional fees associated with the pending acquisition of Mattress Firm. In the third quarter of 2023, we recorded $15.7 million of transaction costs primarily associated with the pending acquisition of Mattress Firm. (1) In the third quarter of 2024, we recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, primarily recorded in cost of sales. (2) In the third quarter of 2023, we recorded $13.5 million of costs associated with the cybersecurity event identified on July 23, 2023.(3) In the third quarter of 2023, we recorded $2.3 million of operational start-up costs related to the capacity expansion of its manufacturing and distribution facilities in the U.S., including personnel and facility related costs.(4)

TTM Adjusted EBITDA[2]

(in millions)	Trailing Twelve Months Ended September 30, 2024
Net income	$ 389.5
Interest expense, net	129.4
Loss on extinguishment of debt (1)	3.2
Income tax provision	105.4
Depreciation and amortization	198.9
EBITDA	$ 826.4
Adjustments:	
Transaction costs (2)	53.3
Fair value remeasurement (3)	11.0
Supply chain transition costs (4)	8.2
Operational start-up costs (5)	7.1
Cybersecurity event (6)	0.8
Adjusted EBITDA	$ 906.8
Consolidated indebtedness less netted cash	$ 2,183.6
Ratio of consolidated indebtedness less netted cash to adjusted EBITDA	2.41 times

(1) In the trailing twelve months ended September 30, 2024, we recognized $3.2 million of loss on extinguishment of debt associated with the refinancing of its senior secured credit facilities.

(2) In the trailing twelve months ended September 30, 2024, we recognized $53.3 million of transaction costs associated with the pending acquisition of Mattress Firm.

(3) In the trailing twelve months ended September 30, 2024, we recorded a fair value remeasurement of $11.0 million related to a strategic investment in a product innovation initiative.

(4) In the trailing twelve months ended September 30, 2024, we recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, primarily recorded in cost of sales.

(5) In the trailing twelve months ended September 30, 2024, we recognized $7.1 million of operational start-up costs.

(6) In the trailing twelve months ended September 30, 2024, we recorded $0.8 million of costs associated with the cybersecurity event identified on July 23, 2023.

*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

TEMPUR+SEALY
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49 Leverage2 Reconciliation *For a reconciliation of leverage to consolidated indebtedness less netted cash in prior reporting periods, please refer to the Company’s SEC filings. September 30, 2024(in millions) $ 2,273.5Total debt, net 14.3Plus: Deferred financing costs(1) 2,287.8Total debt 104.2Less: Netted cash(2) $ 2,183.6Consolidated indebtedness less netted cash We present deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets. (1) Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2023 Credit Agreement. (2)

1 Management estimates, informed by equity research notes and other industry reports. 2 Adjusted net income, EBITDA, adjusted EBITDA, adjusted EPS, leverage, and free cash flow are non‐GAAP financial measures. Please refer to the “Use of Non‐GAAP Financial  Measures Information” on a previous slide for more information regarding the definitions of adjusted net income, EBITDA, adjusted EBITDA, adjusted EPS, leverage, and free  cash flow, including the adjustments (as applicable) from the corresponding GAAP information. Please refer to “Forward‐Looking Statements” and “Limitations on Guidance”  on a previous slide.  3 Sealy® was ranked number one on Furniture Today’s list of the Top 20 U.S. Bedding Producers in June 2021. See Furniture Today’s Top 20 U.S. Bedding  Producers methodology that includes Sealy® and Stearns & Foster® products in Sealy ranking. Tempur‐Pedic® was ranked number two on Furniture Today’s list of the Top 20  U.S. Bedding Producers in June 2021. Tempur‐Pedic® brand was awarded #1 in Customer Satisfaction for the Online Mattress category in the J.D. Power 2023 Mattress  Satisfaction Report. 4 Based on the Company’s financial targets provided in the press release dated November 7, 2024, and the related earnings call on November 7, 2024. Please refer to  “Forward‐Looking Statements” and “Limitations on Guidance.” The Company is unable to reconcile forward‐looking adjusted EPS, a non‐GAAP financial measure, to EPS, its  most directly comparable forward‐looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable  degree of certainty the type and extent of certain items that would be expected to impact EPS in 2024. 5 Pro‐forma ownership is based on shares outstanding at signing. Footnotes

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